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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 25, 2003

Modern Woodmen of America
1701 1st Avenue
Rock Island, IL  61201

         Re: Modern Woodmen of America Variable Annuity Account (File Nos. 333-63972; 811-10429)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment Number 2 to the registration statement on Form N-4 for Modern Woodmen of America Variable Annuity Account (File Nos. 333-63972; 811-10429). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP

                                            By: /s/ STEPHEN E. ROTH
                                                ---------------------
                                                Stephen E. Roth, Esq.